UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

MEREO BIOPHARMA GROUP PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38452	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, One Cavendish Place,

London, W1G 0QF

United Kingdom

(Address of principal executive offices, including zip code)

+44-333-023-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing five Ordinary Shares, par value £0.003 per share	MREO	The Nasdaq Stock Market LLC
Ordinary Shares, nominal value £0.003 per share*	*	The Nasdaq Stock Market LLC

*Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 9, 2025, Mereo BioPharma Group plc (“Mereo” or the “Company”) and Ultragenyx Pharmaceutical Inc. (“Ultragenyx”) announced that the randomized, placebo-controlled Phase 3 portion of the Orbit study evaluating UX143 (setrusumab) in pediatric and young adult patients with osteogenesis imperfecta is progressing toward a final analysis consistent with the original plan, expected around the end of the year.

The Data Monitoring Committee met and informed Ultragenyx that UX143 demonstrates an acceptable safety profile and Ultragenyx and the Company should continue the study to the final analysis.

Consistent with the statistical analysis plan, data from the UX143 Cosmic study were not analyzed at this interim timepoint. Study conduct is going well and safety in this younger patient population is consistent with the safety profile in the other studies.

Patients will continue dosing in the ongoing Phase 3 Orbit and Cosmic clinical studies with the final analyses to be conducted after patients have been on therapy for at least 18 months. The threshold for the Phase 3 Orbit final analysis is p<0.04 and for the Phase 3 Cosmic final analysis is p<0.05.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” All statements other than statements of historical fact contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of the Company’s operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on Mereo’s current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on Mereo. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Mereo will be those that it anticipates. All of Mereo’s forward-looking statements involve known and unknown risks and uncertainties some of which are significant or beyond its control and assumptions that could cause actual results to differ materially from Mereo’s historical experience and its present expectations or projections. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical development process; Mereo’s reliance on third parties to conduct and provide funding for its clinical trials; Mereo’s dependence on enrollment of patients in its clinical trials; and Mereo’s dependence on its key executives. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Mereo’s business, including those described in the “Risk Factors” section of its latest Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Mereo’s subsequent filings with the Securities and Exchange Commission. Mereo wishes to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Mereo undertakes no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEREO BIOPHARMA GROUP PLC

Date: July 10, 2025	By:	/s/ Christine Fox
		Name:	Christine Fox
		Title:	Chief Financial Officer